                                                                      EXHIBIT 23


                         [PRICEWATERHOUSECOOPERS LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                 -------------


We consent to the incorporation by reference in the Annual Report on Form 10-K for the year ended December 31, 2000 of WFS Financial 2000-C Owner Trust of our report dated January 24, 2001, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000.



                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                            PRICEWATERHOUSECOOPERS LLP


March 29, 2001